                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement    [ ] Confidential, For Use of the
                                           Commission Only (as Permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              DTE ENERGY COMPANY
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              (Name of Registrant as Specified in its Charter)



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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

DTE ENERGY LOGO
              2000 2ND AVENUE
              DETROIT, MICHIGAN 48226-1279

              1998 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

                   Day:             Monday, April 27, 1998

                   Time:            10:00 a.m. Detroit time

                   Place:            Detroit Edison Plaza
                                     660 Plaza Drive
                                     Detroit, Michigan 48226

We invite you to attend the annual meeting of DTE Energy Company ("DTE" or "Company") to:

          1. Elect four directors.

          2. Ratify the appointment of Deloitte & Touche LLP by the Board of Directors as the independent auditors of DTE for the year 1998.

          3. Consider a shareholder proposal regarding the impact of deregulation, including its impact on the operation of Fermi 2.

          4. Consider any other business that may properly come before the meeting or any adjournments of the meeting.

The Record Date for this annual meeting is February 27, 1998. Only shareholders of record at the close of business on that date can vote at the meeting.

For more information, please read this 1998 Proxy Statement.

This Notice of Annual Meeting, as well as the accompanying Proxy Statement and proxy card, will be mailed to DTE common stock shareholders on or about March 27, 1998.

Finally, it is important that your stock be represented at the meeting. Therefore, please complete and mail the enclosed proxy card in the return envelope. If you attend the meeting and vote at it, your vote at the meeting will replace your proxy card vote.

Susan M. Beale
Susan M. Beale
Vice President and Corporate Secretary
By Order of the Board of Directors

John E. Lobbia
John E. Lobbia
Chairman of the Board and Chief Executive Officer

March 17, 1998

                   1998 PROXY STATEMENT OF DTE ENERGY COMPANY

                             QUESTIONS AND ANSWERS

Q 1:  WHAT IS A PROXY?

A: A Proxy is a document, also referred to as a "proxy card," on which you authorize someone else to vote for you, in the way that you want to vote. You may also choose to abstain from voting. THIS PROXY IS BEING SOLICITED BY DTE'S BOARD OF DIRECTORS.

Q 2:  WHAT IS A PROXY STATEMENT?

A: A Proxy Statement is a document, required by the Securities and Exchange Commission (the "S.E.C."), that, among other things, explains the items on which you are asked to vote on the proxy card.

Q 3:  WHAT AM I VOTING ON?

A:  - To elect four directors (the candidates are Terence E. Adderley, Anthony
      F. Earley, Jr., Allan D. Gilmour and Theodore S. Leipprandt). (See pages 4 & 5)
    - To ratify Deloitte & Touche LLP as DTE's independent auditors. (See page
      20)
    - One shareholder proposal. (See page 21)

Q 4:  WHO IS ENTITLED TO VOTE?

A: Only holders of DTE's common stock at the close of business on February 27, 1998 (the Record Date), are entitled to vote at the annual meeting. Each share of common stock has one vote. See Q 10 for information on cumulative voting in the election of directors.

Q 5:  HOW DO I VOTE?

A: Sign and date each proxy card that you receive and return it in the prepaid envelope. Proxies will be voted as you specify on each card. If you do not specify how to vote on any proposal on your proxy card, the shares represented by your proxy will be voted FOR Proposals 1 and 2 and AGAINST Proposal 3. Your shares will also be voted on any other business that comes before the meeting.

You may revoke your proxy by a written request or a subsequently dated proxy card, either of which must be received by the tabulator, Corporate Election Services, P.O. Box 535600, Pittsburgh, PA 15233-9931 before the annual meeting. You may also revoke your proxy by voting in person at the annual meeting.

Q 6:  IS MY VOTE CONFIDENTIAL?

A: Yes, your vote is confidential. The tabulator and inspectors of election are not employees of the Company.

The Company may be advised if you have not voted. Also, shareholders' votes will be disclosed to the Company if a contested proxy solicitation occurs or if a disclosure is required by law.

Q 7:  WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

A: The shares on your card represent shares for which you have a certificate and your shares in the Company's Dividend Reinvestment and Stock Purchase Plan ("DRIP"). Shares owned by employees and retirees of DTE and its affiliates in the Detroit Edison Savings & Investment Plans ("SIP") are voted on a separate voting instruction form sent by the SIP trustee.

Q 8:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. To do this contact Shareholder Services at 1-800-551-5009.

Q 9:  WHAT MAKES UP A QUORUM?

A: There were 145,079,986 shares of DTE's common stock outstanding on the Record Date. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct an annual meeting.

Q 10:  HOW DOES THE VOTING WORK?

A: - Each director requires approval from a plurality of the shares voted, excluding abstentions and broker non-votes, but including "withholds." Withholds are considered "no" votes.

    - You may withhold votes from one or more directors by writing their names in the space provided for that purpose on your proxy card.

    - Without prior notice to DTE, you may also cumulate votes for directors by multiplying the number of your shares by the number of directors to be elected and by casting all such votes either (a) for one candidate or (b) by distributing them among two or more candidates. You cannot vote for more than four directors.

    - Ratification of the appointment of auditors and the shareholder proposal require approval from a majority of the votes cast (excluding abstentions and broker non-votes).

Q 11:  WHO CAN ATTEND THE ANNUAL MEETING?

A: All shareholders as of the Record Date can attend, although seating is limited.

Q 12:  WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OF THE COMPANY
OWN?

A: Together, they own less than 1 percent of our common stock as of the Record Date. (See page 11)

                           ITEM 1. TO ELECT DIRECTORS

The Board of Directors is divided into three classes by the Amended and Restated Articles of Incorporation, as amended, of DTE. One class of directors is elected each year for a three-year term. The terms of directors in one class expire in 1998. The four directors in this class have been nominated for election for terms expiring in 2001. All of the nominees have consented to serve if elected. All are present members of the Board of Directors.

Proxies cannot be voted for more than four persons. The persons named on the enclosed proxy card will vote for the nominees named in this proxy statement, unless otherwise instructed by a shareholder. If any nominee becomes unable or unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election.

Information about each nominee for election at this meeting and each director continuing in office is given below. The Company's directors also serve as directors of The Detroit Edison Company ("Detroit Edison"), the Company's principal operating affiliate. The dates shown for service as a director and officer include service as a director and officer of Detroit Edison.

         NOMINEES FOR ELECTION AT THIS MEETING FOR TERMS EXPIRING 2001


                                         TERENCE E. ADDERLEY, age 64                            Director since 1987
ADDERLY PHOTO                            - Chairman, President and Chief Executive Officer, Kelly Services, Inc.,
                                           Troy, Michigan
                                         - Director of DTE, Detroit Edison, Kelly Services, the First National Bank
                                           of Chicago and First Chicago NBD Corporation and a director or trustee of many community and professional organizations
                                         - University of Michigan (B.B.A. and M.B.A.)
                                         - Committees: Executive, Finance and Organization and Compensation (Chair)
                                         ANTHONY F. EARLEY, Jr., age 48                          Director since 1994
EARLEY PHOTO                             - President and Chief Operating Officer, DTE Energy and Detroit Edison
                                           (since 1994). Mr. Earley has been elected Chairman and Chief Executive
                                           Officer to be effective August 1, 1998
                                         - Formerly President and Chief Operating Officer, Long Island Lighting
                                           Company, Long Island, N.Y.
                                         - Director of DTE, Detroit Edison and Mutual of America Capital Management
                                           Corp. and director or trustee of many community and professional organizations
                                         - University of Notre Dame (B.S. in physics, M.S. in engineering, and J.D.)
                                         - Committees: Executive

         NOMINEES FOR ELECTION AT THIS MEETING FOR TERMS EXPIRING 2001


                                         ALLAN D. GILMOUR, age 63                               Director since 1995
GILMOUR PHOTO                            - Retired Vice Chairman of the Board, Ford Motor Company
                                         - Director of DTE, Detroit Edison, The Dow Chemical Company, The Prudential
                                           Insurance Company of America, US West, Inc. and Whirlpool Corporation and
                                           Chairman of the Henry Ford Health System
                                         - Harvard University (B.A. in economics) and University of Michigan (M.B.A.)
                                         - Committees: Nominating and Finance (Chair)
                                         THEODORE S. LEIPPRANDT, age 64                        Director since 1990
LEIPPRANDT PHOTO                         - Retired President and Chief Executive Officer and Marketing Specialist,
                                           Cooperative Elevator Company, Pigeon, Michigan
                                         - Director of DTE, Detroit Edison and East Central Michigan Farm Credit
                                           System, past president of Michigan Agri-Business Association and Michigan
                                           4-H Foundation Board of Trustees and director or trustee of many community and professional organizations
                                         - Michigan State University (animal science degree)
                                         - Committees: Audit and Nuclear Review

               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 1999


                                         LILLIAN BAUDER, age 58                                  Director since 1986
BAUDER PHOTO                             - Vice President for Corporate Affairs, Masco Corporation, Taylor, Michigan,
                                           and President, Masco Charitable Trust (1996)
                                         - Formerly President and Chief Executive Officer, Cranbrook Educational
                                           Community, Bloomfield Hills, Michigan
                                         - Director of DTE, Detroit Edison and Comerica Bank and director or trustee of many community organizations
                                         - Rutgers University (B.A. from Douglass College) and University of Michigan
                                           (M.A. and Ph.D.)
                                         - Committees: Audit, Executive and Nuclear Review
                                         DAVID BING, age 54                                      Director since 1986
BING PHOTO                               - Chairman of The Bing Group, Detroit, Michigan. The Bing Group consists of
                                           Bing Steel L.L.C.; Superb Manufacturing, Inc.; Bing Manufacturing, Inc.;
                                           Detroit Automotive Interiors, L.L.C. and Trim Tech, L.L.C.
                                         - Director of DTE and Detroit Edison
                                         - Played professional basketball for 12 years, advisor to many youth groups and director of many civic groups
                                         - Syracuse University (B.A. degree)
                                         - Committees: Audit, Organization and Compensation and Special Committee on
                                           Compensation (Chair)

               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 1999


                                         LARRY G. GARBERDING, age 59                            Director since 1990
GARBERDING PHOTO                         - Executive Vice President and Chief Financial Officer, DTE and Detroit
                                           Edison
                                         - Director of DTE and Detroit Edison and director or trustee of many community and professional organizations
                                         - Iowa State University (B.S. in industrial administration)
                                         - Committees: Executive and Finance
                                         ALAN E. SCHWARTZ, age 72                               Director since 1969
SCHWARTZ PHOTO                           - Partner of law firm Honigman Miller Schwartz and Cohn, Detroit, Michigan
                                         - Director of DTE, Detroit Edison, Handleman Company, Pulte Corporation and
                                           Unisys Corporation and director or trustee of many community organizations
                                         - University of Michigan (B.A.) and Harvard Law School
                                           (law degree)
                                         - Committees: Executive, Finance, Organization and Compensation and
                                           Nominating (Chair)
                                         WILLIAM WEGNER, age 71                                Director since 1990
WEGNER PHOTO                             - Consultant; owner of W-Squared, Inc. a consulting firm to nuclear utility companies
                                         - Director of DTE and Detroit Edison
                                         - Formerly Deputy Director of the Naval Nuclear Propulsion Program, Atomic
                                           Energy Commission
                                         - U.S. Naval Academy (graduate), Webb Institute of Naval Architecture
                                           (master's degrees in naval architecture and marine engineering) and
                                           Massachusetts Institute of Technology (master's degree in nuclear engineering)
                                         - Committee: Nuclear Review (Chair)

               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2000


                                         WILLIAM C. BROOKS, age 63                             Director since 1997
BROOKS PHOTO                             - Vice Chairman, Luftig and Warren International (consultants in business performance technology), Southfield, Michigan (1998)
                                         - Formerly Chairman, Entech HR Services (1997) and Vice President for
                                           Corporate Affairs, General Motors Corporation
                                         - Director of DTE, Detroit Edison and the Louisiana-Pacific Corporation and
                                           director or trustee of many professional and community organizations
                                         - Long Island University (B.A.), University of Oklahoma (M.B.A.) and Harvard
                                           Business School (Advanced Management Program)
                                         - Committee: Nominating

               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2000


                                         JOHN E. LOBBIA, age 56                                 Director since 1988
LOBBIA PHOTO                             - Chairman of the Board and Chief Executive Officer, DTE and Detroit Edison.
                                           Mr. Lobbia will retire as Chairman and Chief Executive Officer on July 31,
                                           1998. He will remain on the Board.
                                         - Director of DTE, Detroit Edison, NBD Bank and Rouge Industries and
                                           director or trustee of many community and professional organizations
                                         - University of Detroit (B.A. in electrical engineering)
                                         - Committees: Executive (Chair)
                                         EUGENE A. MILLER, age 60                               Director since 1989
MILLER PHOTO                             - Chairman of the Board and Chief Executive Officer, Comerica Incorporated
                                           and Comerica Bank, Detroit, Michigan
                                         - Director of DTE, Detroit Edison, Comerica Incorporated, Comerica Bank and
                                           Amerisure Companies and director or trustee of many community and professional organizations
                                         - Detroit Institute of Technology (B.B.A.)
                                         - Committees: Finance, Organization and Compensation, Special Committee on
                                           Compensation and Nominating
                                         DEAN E. RICHARDSON, age 70                            Director since 1977
RICHARDSON PHOTO                         - Retired Chairman of the Board, Manufacturers National Corporation,
                                           Detroit, Michigan
                                         - Director of DTE, Detroit Edison, Automobile Club of Michigan and Tecumseh
                                           Products Company and director or trustee of many community organizations
                                         - Michigan State University (B.A.), and University of Michigan (L.L.B.)
                                         - Committees: Executive, Finance, Organization and Compensation, Special
                                           Committee on Compensation and Audit (Chair)

                                RETIRED DIRECTOR


LONGE PHOTO                              PATRICIA S. LONGE
                                         Economist and senior partner of The Longe Company, an economic consulting firm in Naples, Florida, retired from the Board of Directors effective
                                         January 26, 1998. DTE expresses its appreciation to Dr. Longe for her many contributions to the Company since joining the Board in 1973.

                           BOARD AND BOARD COMMITTEES

- All directors are on the Boards of both DTE and Detroit Edison. The Boards met 10 times in 1997. Most of the directors attended 100 percent of the Board and committee meetings and, with the exception of Mr. Brooks who attended 67 percent of the meetings because of an illness, all directors attended at least 91 percent of the meetings.

- DTE and Detroit Edison Boards have standing committees for Audit, Executive, Finance, and Organization and Compensation. DTE has a Nominating Committee and a Special Committee on Compensation. Detroit Edison has a Nuclear Review Committee.

- With the exception of the Executive Committee, which has the authority to act on most matters when the Board is not in session, and the Special Committee on Compensation, which has authority to act on certain compensation matters, all other committees act in an advisory capacity to the full Board of Directors.

AUDIT COMMITTEE (4 MEETINGS IN 1997)
- Reviews scope of the annual audit and the annual audit report of the independent auditors.
- Recommends the firm of independent auditors to do such audits.
- Considers non-audit functions proposed to be done by the independent auditors.
- Reviews the functions performed by the internal audit staff.
- Determines whether the recommendations of auditors are satisfactorily implemented.
- Recommends special studies or actions.

EXECUTIVE COMMITTEE (NO MEETINGS IN 1997)
- Has authority to act on most matters when the Board of Directors is not in session.

FINANCE COMMITTEE (7 MEETINGS IN 1997)
- Reviews matters related to the capital structure.
- Recommends dividend policy.

NOMINATING COMMITTEE (2 MEETINGS IN 1997)
- Considers the organizational structure of the Board of Directors and corporate governance matters.
- Assists the full board in the selection of the nominees for the Board of Directors.
- Reviews nominations from shareholders. The Bylaws of the Company require that recommendations for nominations be in writing and addressed to the Corporate Secretary of the Company at its principal business address. Recommendations should include (a) the qualifications of the proposed nominee to serve on the Board of Directors, (b) the principal occupations and employment of the proposed nominee during the past five years, (c) each directorship currently held by the proposed nominee and (d) a statement from the proposed nominee that he or she has consented to the submission of the recommendation.

NUCLEAR REVIEW COMMITTEE (10 MEETINGS IN 1997)
- Provides non-management oversight and review of Fermi 2 for staffing, personnel selection, training and retention, adequacy of funding and internal performance and safety reviews.

ORGANIZATION AND COMPENSATION COMMITTEE (8 MEETINGS IN 1997)
- Comprised of five non-employee directors.
- Reviews recommendations and approves, subject to Board of Director approval, the compensation for vice presidents and higher.
- Assists in the selection of officers to assure that there are successors for each office.

SPECIAL COMMITTEE ON COMPENSATION (4 MEETINGS IN 1997)
- Formed in 1997, comprised entirely of disinterested directors, who grant and approve awards to employees under the Long-Term Incentive Plan (the "LTIP") in accordance with certain Internal Revenue Code requirements.

                               BOARD COMPENSATION

Employee directors receive no payment for service as directors. Non-employee directors are reimbursed for out-of-pocket expenses incurred to attend meetings and are compensated as follows:

- Board Service
  - Annual retainer of $22,000.
  - 300 shares of common stock awarded under the LTIP, which was approved by shareholders, and 200 shares of common stock awarded by Board of Directors resolution. The stock awards are made on the date of each annual meeting to directors elected at the meeting and those who continue to serve following the meeting.

- Committee Service
  - Annual retainer of $8,000 for service on Nuclear Review Committee.
  - No annual retainer for service on Executive and Special Committee on Compensation.
  - Annual retainer of $4,000 for service on all other committees.

- Service as a Committee Chair
  - Annual retainer of $8,000 for chair of Nuclear Review Committee.
  - No annual retainer for chair of Executive Committee.
  - Annual retainer of $4,000 for chair of all other committees.

- Meeting Fees
  - $1,000 for attending Board meetings.
  - $750 for attending Board committee meeting or other Company meetings held on days other than the day of or day prior to a Board meeting.
  - No meeting fees are paid for attending Board committee meetings or other Company meetings if held on the day of or day prior to a Board meeting.

    - Director Retirement Plan
      - Non-employee directors with a minimum of five years of Board service are eligible for retirement benefits of a monthly amount of 1/12 of the annual retainer in effect at the time of retirement for the number of months of service on the Board while not an employee.

    - Director Deferred Compensation Plan
      - DTE and Detroit Edison each maintain an unfunded deferred compensation plan which permits non-employee directors to defer receipt of any part of their annual retainer and meeting fees.
      - Deferred fees accrue in an unfunded account for future payment with interest accrued monthly at the 5-year U.S. Treasury Bond rate.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    -------------------------------------------------------------------------------------------------------
                                                                                                PERCENT
                                                                       AMOUNT AND NATURE OF       OF
    TITLE OF CLASS             NAME OF BENEFICIAL OWNERS               BENEFICIAL OWNERSHIP*     CLASS
    -------------------------------------------------------------------------------------------------------
      Common         The Capital Group Companies, Inc. and Capital
                     Research & Management Company                          8,715,000            6.00
                     333 South Hope Street
                     Los Angeles, CA 90071
    -------------------------------------------------------------------------------------------------------

     * Capital Research and Management Company and its parent holding company, The Capital Group Companies, Inc., have reported jointly on Schedule 13G that, at February 10, 1998, Capital Research and Management Company is the beneficial owner of, with investment power over, 8,715,000 shares of the Company's common stock as a result of acting as an investment adviser. The Capital Group reported that the shares are held solely for investment purposes in the ordinary course of business and not with the purpose or effect of changing or influencing control.

            SECURITY OWNERSHIP OF MANAGEMENT AND BOARD OF DIRECTORS

    ---------------------------------------------------------------------------------------------------
                                                                               AMOUNT AND NATURE OF
                                                                               BENEFICIAL OWNERSHIP
                                                                                AS OF DECEMBER 31,
    TITLE OF CLASS                 NAME OF BENEFICIAL OWNERS                         1997 (1)
    ---------------------------------------------------------------------------------------------------
      Common         Terence E. Adderley                                               1,900
    ---------------------------------------------------------------------------------------------------
      Common         Gerard M. Anderson                                               15,767(2)
    ---------------------------------------------------------------------------------------------------
      Common         Lillian Bauder                                                    2,042
    ---------------------------------------------------------------------------------------------------
      Common         David Bing                                                        1,300
    ---------------------------------------------------------------------------------------------------
      Common         William C. Brooks                                                   400
    ---------------------------------------------------------------------------------------------------
      Common         Robert J. Buckler                                                16,105(2)
    ---------------------------------------------------------------------------------------------------
      Common         Anthony F. Earley, Jr.                                           28,869(2)
    ---------------------------------------------------------------------------------------------------
      Common         Larry G. Garberding                                              24,045(2)
    ---------------------------------------------------------------------------------------------------
      Common         Allan D. Gilmour                                                  1,900
    ---------------------------------------------------------------------------------------------------
      Common         Theodore S. Leipprandt                                            1,767
    ---------------------------------------------------------------------------------------------------
      Common         John E. Lobbia                                                   64,943(2)
    ---------------------------------------------------------------------------------------------------
      Common         Eugene A. Miller                                                  1,900
    ---------------------------------------------------------------------------------------------------
      Common         Dean E. Richardson                                                2,900
    ---------------------------------------------------------------------------------------------------
      Common         Alan E. Schwartz                                                  1,230
    ---------------------------------------------------------------------------------------------------
      Common         William Wegner                                                    1,400
    ---------------------------------------------------------------------------------------------------
                     Directors and officers as a group
      Common         (25 persons)                                                    246,548(2)
    ---------------------------------------------------------------------------------------------------

(1) Directors and officers owned not more than 1 percent individually and in the aggregate of the outstanding common stock of the Company or its affiliates. Voting power and investment power in many instances are shared with a joint tenant, generally a spouse.

(2) Includes performance restricted shares, unvested as of December 31, 1997, of DTE common stock awarded under DTE's LTIP to Messrs. Anderson, Buckler, Earley, Garberding and Lobbia of 14,500; 10,833; 24,667; 14,000 and 42,000
    shares, respectively, and a total of 160,721 performance restricted shares for the group of 25 persons. Also includes equivalent shares held in the SIP and phantom shares deemed to be held in the Savings Reparation Plan ("SRP") as of December 31, 1997. All restricted stock and stock options will vest in the event of a change-in-control of the Company.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

The Organization and Compensation Committee ("Committee") of the Board of Directors is made up of five non-employee directors. The Committee reviews recommendations and approves, subject to Board agreement, the compensation of those executives who are at the level of vice president and higher, including the individuals whose compensation is detailed in this Proxy Statement. The Committee has retained an independent consultant to review the executive compensation program. The executive compensation program considers changes in the electric utility industry that are occurring because of deregulation and the expansion and success of non-regulated businesses. New approaches to compensation consistent with a competitive energy industry are also considered.

Q:  WHAT IS OUR EXECUTIVE COMPENSATION POLICY?

A. DTE's principal business activities are carried out through Detroit Edison. Messrs. Lobbia, Earley, Garberding, Anderson and Buckler are officers of both DTE and Detroit Edison. Officers of DTE who are also officers of Detroit Edison do not receive additional compensation from DTE for services as a DTE officer.

  - CORPORATE GOALS: DTE's executive compensation program, which has been adopted by Detroit Edison, rewards executives for achieving corporate goals and superior results. Executives are compensated for (1) enhancing shareholder and customer value and (2) supporting performance-oriented behavior at all levels of the Company. This policy (a) motivates key executives to achieve corporate goals, (b) links executive and shareholder interests, (c) attracts and assists in the retention of key executives and
    (d) provides a compensation package that recognizes individual contributions to corporate performance, including the results of affiliates.

  - TOTAL COMPENSATION: To determine total compensation for executive officers, an evaluation is made of (1) the responsibilities of the position held, (2) the experience and performance of the individual, (3) the competition for executive talent and (4) comparisons to comparable positions at other energy companies in the Comparative Market.

In 1995 and 1996, the key elements of our program were base salary, the Shareholder Value Improvement Plan (the "SVIP") and the LTIP, including restricted stock grants. In 1997, the Executive Incentive Plan (the "EIP") and stock options under the LTIP were added to the elements considered. In January 1997, the Special Committee on Compensation was formed to administer the LTIP. It is composed entirely of disinterested directors. Awards made by the Special Committee on Compensation are considered in determining overall compensation policy. Policies concerning each of these elements, including the basis for the compensation awarded to Mr. Lobbia, are discussed below.

Q:  WHAT COMPARISON GROUPS DO WE USE?

A. The compensation program is reviewed annually and DTE's executive compensation, business performance and total shareholder return are compared to several groups of electric utilities and electric utility holding companies as follows:

  - FOR SHAREHOLDER RETURN: The appropriate comparison group is the Dow Jones Electric Utility Industry Group ("DJEUIG") since shareholder return information is available for each of these companies.

  - FOR TOTAL COMPENSATION: The comparison group is a group of utilities (including utility holding companies) selected on the basis of revenues generated, availability of compensation information, financial performance and geographic area (the "Comparative Market"). The companies in this group may change from year to year. Total compensation is competitive with the Comparative Market taking into account DTE's relative performance.

Q:  HOW DO WE DETERMINE BASE SALARY?

A:  Annual increases, if any, in each officer's base salary are determined by
(1) considering the market position of the salary, (2) using subjective judgment in evaluating the performance of DTE, (3) evaluating the performance of each executive officer and (4) the amount of time elapsed since the last base salary increase. Mr. Lobbia's evaluation of each officer at the level of vice president and higher is considered. The evaluation is based in part on whether the officer attained individual objectives established for the year. Based on the factors discussed above, Mr. Lobbia's base salary remained the same as it was in 1996, which was approximately at the median of the Comparative Market. The 1997 base salary of Mr. Earley was above the median of the Comparative Market and the base salaries of Mr. Garberding, Mr. Anderson and Mr. Buckler were below the median.

Q:  IS ANY OF THE EXECUTIVES' PAY AT RISK?

A: Yes, the Company has both annual and long-term incentive plans that put a significant amount of the executives' pay at risk.

Q:  HOW DO WE DETERMINE ANNUAL INCENTIVES?

A: - SHAREHOLDER VALUE IMPROVEMENT PLAN FOR CASH AWARDS: All Detroit Edison employees, including executive officers, are eligible for the SVIP. Measures are established for all participants and each measure is weighted by its relative importance. For 1997, four categories, weighted as follows, were established for executives -- financial (50 percent), safety (10 percent), customer satisfaction (30 percent) and organization specific (10 percent).

    - EXECUTIVE INCENTIVE PLAN FOR CASH AWARDS: In 1997, the EIP was established with three measures -- Fermi plant performance, electric industry restructuring and new business growth, including earnings and the establishment of new businesses. Each measure is weighted one-third. However, if no awards are paid under the SVIP, then no awards are paid under EIP.

For both SVIP and EIP, award amounts are paid to executive officers from a fund established by multiplying (1) the base pay of the eligible executive officers by (2) the performance measure weight and (3) the award opportunity percentage that was achieved for each performance measure. This Committee makes award recommendations to the Board and the Board grants awards in such amounts, if any, as it deems appropriate.

Q:  HOW DO WE USE COMPENSATION TO FOCUS MANAGEMENT ON LONG-TERM VALUE?

A:  Long-Term Incentive Plan:

    - REASONS FOR THE PLAN: The LTIP was approved by the shareholders in 1995. It is designed to expand DTE's flexibility to structure compensation incentives for officers and other key employees by rewarding long-term growth and profitability in the emerging competitive electric industry. The Special Committee on Compensation independently administers the LTIP. Certain key employees of DTE and its affiliates, including Detroit Edison, may be granted stock-based compensation. Although this results in more pay at risk, stock ownership helps attract and retain qualified employees. It also encourages employees to pursue and sustain DTE's financial success by achieving corporate goals. The amount of stock options and restricted stock awarded to each executive was determined by reference to executive level, responsibility and past contribution to the overall success of the Company.

    - RESTRICTED STOCK: Restricted stock awards were made by this Committee in 1995 and 1996. The 1995 awards provided for a vesting schedule beginning December 31, 1996, and ending December 31, 1998, with actual vesting dependent upon the annual achievement of measures related to total shareholder return, customer satisfaction and manufacturing customer price. Based upon the measures, at December 31, 1996, and December 31, 1997, 45 percent and 29 percent, respectively, of the award vested.

       In 1996, restricted stock awards, vesting on December 31, 1999, were made. Vesting is contingent upon the achievement of the same measures identified for 1995.

       In 1997, the Special Committee on Compensation assumed responsibility for the LTIP. Also in 1997, restricted stock awards, vesting on December 31, 2000, were made. Vesting will be determined after consideration of the achievement of performance measures related to total shareholder return, customer satisfaction and production cost.

    - STOCK OPTIONS: In 1997, the Special Committee on Compensation awarded nonqualified stock options as part of the continuing program to link executive compensation to overall corporate performance.

Q:  HOW HAVE WE RESPONDED TO IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION?

A: COMPENSATION BASED ON PERFORMANCE: Under Section 162(m) of the Internal Revenue Code ("IRC"), the Company cannot deduct executive compensation over $1 million on its Federal income tax return unless it is (1) based on performance and (2) paid under a plan that meets IRC requirements. Continued reliance on performance-based compensation programs designed to fulfill future corporate business objectives at all levels of the Company is expected. Although these programs are expected to satisfy the requirements of Section 162(m), it may be appropriate in certain circumstances to use performance-based plans that may not meet all of the IRC requirements or for the Committee to consider deferral programs for compensation in excess of $1 million. This is particularly true during the transition to a deregulated electric utility industry and the development of new businesses.

ORGANIZATION AND COMPENSATION COMMITTEE
Terence E. Adderley, Chair
David Bing
Eugene A. Miller
Dean E. Richardson
Alan E. Schwartz

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------
                                                                                  LONG TERM
                                                 ANNUAL COMPENSATION             COMPENSATION
                                               ----------------------------------------------------
                                                                             AWARDS       PAYOUTS
                                                                           ------------------------        ALL
                                                                           SECURITIES       LTIP          OTHER
                                                                           UNDERLYING    PAYOUTS($)    COMPENSATION
NAME AND PRINCIPAL POSITION IN 1997    YEAR    SALARY($)    BONUS($)(1)    OPTIONS(#)      (2)(3)         ($)(4)
                (A)                    (B)        (C)           (D)           (G)           (H)            (I)
-----------------------------------------------------------------------------------------------------------------------
 John E. Lobbia                        1997    $650,000      $224,120        35,000       $61,056        $39,000
  Chairman of the Board and            1996     636,539             0             0        86,569         34,963
  Chief Executive Officer              1995     577,116        57,712             0             0         22,689
  (DTE and Detroit Edison)
-----------------------------------------------------------------------------------------------------------------------
 Anthony F. Earley, Jr.                1997    $498,462      $151,951        25,000       $33,916        $22,540
  President and Chief Operating        1996     454,615             0             0        48,094         16,892
  Officer(5)                           1995     435,115        43,462             0             0          4,396
  (DTE and Detroit Edison)
-----------------------------------------------------------------------------------------------------------------------
 Larry G. Garberding                   1997    $348,001      $ 92,178        15,000       $20,364        $22,806
  Executive Vice President and         1996     345,039             0             0        28,856         18,352
  Chief Financial Officer              1995     333,769        33,377             0             0         13,351
  (DTE and Detroit Edison)
-----------------------------------------------------------------------------------------------------------------------
 Robert J. Buckler                     1997    $268,539      $ 71,130        15,000       $16,958        $16,889
  Executive Vice President             1996     228,768             0             0        24,047         12,185
  (DTE and Detroit Edison)             1995     214,615        21,462             0             0          8,585
-----------------------------------------------------------------------------------------------------------------------
 Gerard M. Anderson                    1997    $256,539      $117,952        15,000       $10,182        $15,780
  Executive Vice President             1996     214,615        20,000             0        14,428         10,939
  (DTE and Detroit Edison)             1995     200,000        20,000             0             0          6,885
-----------------------------------------------------------------------------------------------------------------------

(1) For 1995, includes cash awards for Messrs. Lobbia, Earley, Garberding and Buckler under the SVIP and a cash award for Mr. Anderson under an affiliate's incentive plan. For 1997, includes cash awards for Messrs. Lobbia, Earley, Garberding, Anderson and Buckler under the SVIP and EIP and a cash award for Mr. Anderson.

(2) Includes the value at January 27, 1997, and January 22, 1998 (the dates that performance was certified), of the portion of the 1995 LTIP award that became vested as the result of meeting the performance criteria described previously.

(3) The number and value of the aggregate performance restricted stock holdings of the named officers as of December 31, 1997, based on the market value on that day without giving effect to the diminution of value attributed to restrictions on such stock, are: Mr. Lobbia, 42,000 shares or $1,456,875; Mr. Earley, 24,667 shares or $855,637; Mr. Garberding, 14,000 shares or $485,625; Mr. Anderson, 14,500 shares or $502,969; and Mr. Buckler, 10,833 shares or $375,770. The holders of restricted stock receive the same cash dividends as other shareholders owning the common stock. All restricted stock will vest in the event of a change in control of the Company.

(4) Includes matching contributions by Detroit Edison to the SIP. Under the SIP, which is a qualified defined-contribution plan, Detroit Edison makes matching contributions periodically on behalf of the participants. These matching contributions are limited to 6 percent of a participant's salary up to $160,000 for 1997. For 1997, Messrs. Lobbia, Earley, Garberding, Anderson and Buckler were credited with matching contributions of $9,600; $8,266; $9,600; $9,600 and $9,600, respectively. During 1997, $1,353, $777, $1,351 and $1,926 were reimbursed to Messrs. Anderson, Buckler, Earley and Garberding, respectively, for the payment of taxes on the value of services provided by Deloitte & Touche LLP which services the officers were required to use. Also includes amounts matched by Detroit Edison pursuant to the SRP. The SRP provides that up to 15 percent of compensation in excess of $160,000 may be deferred. Matching contributions are limited to 6 percent of the salary in excess of this amount. The value of the account will appreciate or depreciate based on the market value attributed to the employee's account. SRP account balances are paid only in cash to participants upon termination of employment. For 1997, Messrs. Lobbia, Earley, Garberding, Anderson and Buckler were credited with matching SRP contributions of $29,400; $12,923; $11,280; $4,827 and $6,512, respectively.

           LONG-TERM INCENTIVE PLAN -- AWARDS IN THE LAST FISCAL YEAR

                                                                         -------------------------------------
                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                                            NON-STOCK PRICE BASED PLANS($)
--------------------------------------------------------------------------------------------------------------
                                       NUMBER      PERFORMANCE PERIOD    THRESHOLD     TARGET     MAXIMUM
               NAME                   OF SHARES       UNTIL PAYOUT           $           $           $
               (A)                       (B)              (C)               (D)         (E)         (F)
--------------------------------------------------------------------------------------------------------------
 John E. Lobbia                        15,000           4 years              0        $213,750    $427,500
--------------------------------------------------------------------------------------------------------------
 Anthony F. Earley, Jr.                 9,000           4 years              0        $128,250    $256,500
--------------------------------------------------------------------------------------------------------------
 Larry G. Garberding                    5,000           4 years              0        $ 71,250    $142,500
--------------------------------------------------------------------------------------------------------------
 Gerard M. Anderson                     5,000           4 years              0        $ 74,766    $149,531
--------------------------------------------------------------------------------------------------------------
 Gerard M. Anderson                     4,000           4 years              0        $ 57,000    $114,000
--------------------------------------------------------------------------------------------------------------
 Robert J. Buckler                      4,000           4 years              0        $ 57,000    $114,000
--------------------------------------------------------------------------------------------------------------

The awards of restricted stock shown in the table above were made in 1997 pursuant to the LTIP. The restrictions will lapse and such shares may become non-forfeitable based on the criteria established by the Special Committee on Compensation for the grants and described under Report of the Organization and Compensation Committee and if approved by the Special Committee on Compensation. If minimum performance for the various criteria is not met, all shares will be forfeited and the pay out will be zero. Amounts shown in the table in Column (e) "Target" reflect attainment of 50 percent of the maximum performance under the vesting criteria established for the awards and are based on the average of the high and low stock price on the New York Stock Exchange Composite Index on the date of the grant. One-fourth of the 5,000 shares for Mr. Anderson vests each year beginning December 31, 1998, through December 31, 2001, if performance criteria related to new business development is met.

The following table provides information about stock option grants in 1997 for the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------------------
                                                  PERCENT OF
                                                 TOTAL OPTIONS
                         NUMBER OF SECURITIES     GRANTED TO      EXERCISE OF                       GRANT DATE
                          UNDERLYING OPTIONS     EMPLOYEES IN     BASE PRICE       EXPIRATION          VALUE
        NAME                GRANTED (#)(1)        FISCAL YEAR      ($/SH)(2)          DATE            ($)(3)
         (A)                     (B)                  (C)             (D)             (E)               (F)
--------------------------------------------------------------------------------------------------------------------
 John E. Lobbia                 35,000               10.79%         $28.50       March 11, 2007      $145,250
--------------------------------------------------------------------------------------------------------------------
 Anthony F. Earley,
   Jr.                          25,000                7.70%         $28.50       March 11, 2007      $103,750
--------------------------------------------------------------------------------------------------------------------
 Larry G. Garberding            15,000                4.62%         $28.50       March 11, 2007      $ 62,250
--------------------------------------------------------------------------------------------------------------------
 Gerard M. Anderson             15,000                4.62%         $28.50       March 11, 2007      $ 62,250
--------------------------------------------------------------------------------------------------------------------
 Robert J. Buckler              15,000                4.62%         $28.50       March 11, 2007      $ 62,250
--------------------------------------------------------------------------------------------------------------------

(1) Up to 25 percent of the options are exercisable one year from the date of grant, with up to an additional 25 percent exercisable on each succeeding anniversary date of the grant for the next three years; all options must be exercised within ten years of the date of grant. Options may be terminated by the Company in the event that an optionee acts in a manner adverse to the Company's best interests.

    The options expire one year after the death of the optionee and up to three years after termination of employment, as may be determined appropriate by the Special Committee on Compensation. All stock options become immediately exercisable in the event of a change in control of the Company.

(2) The exercise price of the stock options is the average of the high and low sales price on the New York Stock Exchange Composite Index on the date of grant. Stock appreciation rights were not granted in 1997.

(3) The fair value for these options was estimated at the date of grant using a modified Black/Sholes option pricing model -- American Style, a risk-free interest rate of 6.83 percent, a dividend yield of 7.26 percent, an expected volatility of 18.31 percent and an expected life of ten years. The fair value of the options granted in 1997 was $4.15 per option. The final value of the option, if any, will depend on the future value of the common stock and the optionee's decisions with respect to such options.

                              PENSION PLANS TABLE

  AVERAGE                                   YEARS OF BENEFIT SERVICE
   FINAL      ------------------------------------------------------------------------------------
COMPENSATION     5         10         15         20         25         30         35         40
--------------------------------------------------------------------------------------------------
 $275,000     $19,250   $110,000   $123,750   $137,500   $151,250   $165,000   $171,875   $178,750
  300,000      21,000    120,000    135,000    150,000    165,000    180,000    187,500    195,000
  325,000      22,750    130,000    146,250    162,500    178,750    195,000    203,125    211,250
  350,000      24,500    157,500    175,000    192,500    210,000    218,750    227,500    236,250
  400,000      28,000    180,000    200,000    220,000    240,000    250,000    260,000    270,000
  425,000      29,750    191,250    212,500    233,750    255,000    265,625    276,250    286,875
  450,000      31,500    202,500    225,000    247,500    270,000    281,250    292,500    303,750
  500,000      35,000    225,000    250,000    275,000    300,000    312,500    325,000    337,500
  550,000      38,500    247,500    275,000    302,500    330,000    343,750    357,500    371,250
  600,000      42,000    270,000    300,000    330,000    360,000    375,000    390,000    405,000
  650,000      45,500    292,500    325,000    357,500    390,000    406,250    422,500    438,750
  700,000      49,000    315,000    350,000    385,000    420,000    437,500    455,000    472,500
  750,000      52,500    337,500    375,000    412,500    450,000    468,750    487,500    506,250
  800,000      56,000    360,000    400,000    440,000    480,000    500,000    520,000    540,000
  850,000      59,500    382,500    425,000    467,500    510,000    531,250    552,500    573,750

---------------
Note: The above includes benefits payable by the Detroit Edison Employees
      Retirement Plan (the "Retirement Plan") as well as directly by Detroit Edison pursuant to supplemental plans. Covered compensation under the Retirement Plan was $160,000 in 1997.

Compensation used to calculate the benefits in the Pension Plans Table utilized base salaries plus lump sums. The 1997 amounts for Messrs. Lobbia, Earley, Garberding, Anderson and Buckler were $650,000; $498,462; $348,001; $268,539 and
$256,539, respectively. The plans require certain years of service before benefits under the plans vest with the individual. Under all plans, Messrs. Lobbia, Earley, Garberding, Anderson and Buckler have 34, 4, 8, 4 and 24 actual years of service, respectively. Messrs. Earley and Garberding have 15 and 25 years, respectively, of additional awarded service for the purpose of calculating benefits under the Management Supplemental Benefit Plan ("MSBP"). Mr. Earley's eligibility for the additional awarded service is subject to his meeting the eligibility requirements of the MSBP. Mr. Garberding's eligibility for the additional awarded service is subject to his remaining with Detroit Edison a specified number of years. The benefits are calculated based upon age, years of service (actual and awarded), final average compensation, management position at retirement and payment option selected. Such benefits are not subject to any deductions for Social Security benefits.

                            PROXY PERFORMANCE GRAPH
                    Value of $100 Invested December 31, 1992
                        (Includes Reinvested Dividends)

              Measurement Period
            (Fiscal Year Covered)                     DTE               S&P              DJEUIG
1992                                                      100.00            100.00            100.00
1993                                                       97.12            110.08            111.67
1994                                                       91.28            111.53             97.92
1995                                                      129.32            153.46            128.83
1996                                                      129.57            188.71            130.15
1997                                                      148.75            251.65            164.63

Assumes $100 investment on December 31, 1992, in DTE common stock, the S&P 500 Index and the Dow Jones Electric Utility Industry Group.

MISCELLANEOUS EMPLOYMENT MATTERS

In 1995, irrevocable trusts were established to provide a source of funds to assist DTE and Detroit Edison in meeting their liabilities under certain director and executive compensation plans described previously. DTE and Detroit Edison will make contributions to the trusts from time to time in amounts determined in accordance with the provisions of the trusts sufficient to pay benefits when due to participants under such plans. Notwithstanding the trusts, these plans are not qualified or funded and amounts on deposit in the trusts are subject to the claims of DTE or Detroit Edison's, as the case may be, general creditors.

In 1997, the Company entered into Change-in-Control Severance Agreements with certain officers including Messrs. Lobbia, Earley, Garberding, Buckler and Anderson. These agreements provide for severance compensation in the event that the named executives are terminated (actually or constructively) as a result of, and within two years of, a change-in-control of the Company. Generally, a change-in-control occurs for purposes of these agreements if the Company is acquired by another company or merges with another company and less than 55 percent of the new company's combined voting stock is held by holders of the voting stock of the Company immediately prior to the merger. The severance amounts would equal 300 percent in the case of Messrs. Lobbia and Earley, and 200 percent in the case of Messrs. Garberding, Anderson and Buckler of base salary plus target incentive payments under the SVIP and EIP. In addition, the covered executives would receive an additional two years of age and service for purposes of the MSBP. MSBP, as well as other executive benefits, would immediately vest and be payable. In 1997, the Company established a revocable trust, which is currently unfunded, to provide a source of funds for amounts that may be owing pursuant to the Change-in-Control Severance Agreements.

Messrs. Earley and Garberding have employment contracts with Detroit Edison. Mr. Earley's contract provides that retirement benefits are calculated as if he had become vested under the Retirement Plan. Mr. Garberding's contract provides certain benefits for retiree health and life insurance and dependent life insurance available to all employees who satisfy certain length of service requirements, which length of service requirements Mr. Garberding cannot achieve due to mandatory retirement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The law firm of Honigman Miller Schwartz and Cohn, of which Alan E. Schwartz is a Partner, provided professional services during 1997. There are no interlocks with any members of the Special Committee on Compensation.

          ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors has appointed Deloitte & Touche LLP as independent auditors of DTE for the year 1998. Deloitte & Touche LLP has performed this function since 1995.

Deloitte & Touche LLP has advised DTE that it is independent with respect to DTE and all of its affiliates within the rules and regulations of the S.E.C.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will be afforded an opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.

                          ITEM 3. SHAREHOLDER PROPOSAL

The Sisters, Servants of the Immaculate Heart of Mary, 610 West Elm Avenue, Monroe, Michigan, the beneficial owners of 1,650 shares of Common Stock; and the Sisters of St. Joseph, Offices of Congregational Administration, Nazareth, Michigan, the beneficial owners of 600 shares of Common Stock and Mercy Health Services, 34605 Twelve Mile Road, Farmington Hills, Michigan, the beneficial owners of 2,600 shares of Common Stock have formally notified the Company that they intend to attend the meeting to present the following proposal:

     WHEREAS the expected deregulation of the electrical industry in Michigan means that the ground rules upon which the company has made past decisions will be inoperative and that the rate structure for DTE Energy will soon be determined in the marketplace rather than in Lansing;

     WHEREAS a deregulated environment favors companies with low costs of production, low rates within customer classes and low dividend payout ratio;

     WHEREAS the cost of electricity in Michigan is as much as 30 percent higher than in comparable industrial states -- adding substantially to the cost of doing business in Michigan, discouraging investors from locating or expanding here, and inhibiting job creation -- and so in a competitive environment there will be heavy pressure on DTE Energy to cut costs and shut down inefficient power facilities;

     WHEREAS it is likely that the $2.8 billion DTE Energy net plant investment in Fermi 2 will become a "stranded asset" whose cost the company may not be able to recover in a deregulated environment;

     WHEREAS several nuclear power plants have been or are in the process of being decommissioned ahead of scheduled dates (e.g. Shoreham, Main Yankee, Big Rock Point, Haddemneck) at an average cost of $400 million each, and whereas the estimated cost of Fermi 2 is $520 million in current dollars and $3 billion in the year 2025, and whereas the DTE Energy fund for decommissioning was only $138 million in December, 1996;

     RESOLVED: The shareholders request that the company:

     1) provide the shareholders with an independent assessment of:
          a) how it will be possible to operate in a deregulated environment while providing:
             - stable or lower rates for all classes of consumers
             - consistent dividends to shareholders
             - sufficient financial resources for least risk operation of Fermi
               2 and other facilities;
          b) how deregulation will alter the cost-benefit analysis of continuing operation of Fermi 2, that analysis to include public health and environmental protection liabilities and risks.

     2) provide a summary of this report to the shareholders in the next annual report and a copy of the full assessment on request.

SUPPORTING STATEMENT

We believe that an independent outside assessment of the options before the company in a deregulated market is essential for realistic planning by the company and the shareholders. DTE Energy owes its consumers, employees, shareholders, and all those who depend on it for electricity, for income and for a safe environment the best possible information on the prospects for the future. It is a matter of basic justice that any plan must not unduly burden the small electricity consumer for the benefit of another sector, reflect proper stewardship for the environment, and share the risks and rewards of change fairly among captive customers, departing customers and shareholders.

                              MANAGEMENT RESPONSE

THE BOARD OF DIRECTORS AND MANAGEMENT OPPOSE THIS SHAREHOLDER PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE REASONS SET FORTH BELOW:

This is the second time this proposal has been made. Last year this proposal was overwhelmingly defeated.

The debate regarding deregulation has continued over the past year, and the final outlines and timing of deregulation are far from clear.

The Company is devoting significant management and financial resources to the debate on deregulation. Even more significant resources are being devoted to planning various contingencies for operating through the transition to, and ultimately in, a deregulated, competitive marketplace. President Earley is personally leading the effort on the Company's behalf.

To assist an outside consultant in the preparation of any analysis or report of various deregulation scenarios and various options for responding to those scenarios would waste resources and divert management's attention from the enormously important issues facing the Company during this critical period. Also, the Company's options involve competitive information that could injure the interests of the Company and its shareholders if it were publicly discussed.

Last year we began a major effort to keep our shareholders informed of developments regarding deregulation and the Company's plans. In addition to several mailings to all shareholders of record and updates in our periodic reports, we have worked closely with DTE Shareholders United (DTESU), a group of over 33,000 shareholders formed to give shareholders a voice in the deregulation debate. Senior executives of the Company have attended forums of DTESU to discuss deregulation and its impact on the Company. As a result of this education effort, many shareholders have participated in the debate on deregulation by writing or telephoning their elected representatives, and a large number have even attended and spoken at public hearings. We will continue to keep our shareholders informed regarding deregulation and its impact on the Company.

YOUR BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE "AGAINST" THIS PROPOSAL.

                           ITEM 4. OTHER INFORMATION

AS TO OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING

Management of DTE does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such business.

1999 ANNUAL MEETING OF SHAREHOLDERS

The 1999 Annual Meeting of Shareholders will be held on Wednesday, April 28, 1999. Under the Company's Bylaws, if a shareholder wishes to ask the shareholders to consider business at the 1999 Annual Meeting, or to nominate a candidate for director from the floor at the meeting, the shareholder must give notice and certain information to the Corporate Secretary between January 28, 1999 and February 26, 1999. (Also see page 8 for additional information on recommendations for nominations from shareholders.) These dates do not apply to shareholder proposals for inclusion in the Proxy Statement which are due November 30, 1998 (see below). Specific information regarding this requirement can be obtained from the Corporate Secretary of DTE.

SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the proxy statement for the 1999 Annual Meeting must be received by the Corporate Secretary of DTE at its principal business address no later than 5 p.m. on November 30, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of ownership and changes in ownership with respect to the securities of the Company and its affiliates with the S.E.C. and to furnish copies of these reports to the Company. Messrs. Anderson, Buckler, Champley, Cockerham, Earley, Garberding, Gipson, Lobbia, Loomans, Nern and Taylor each failed to report on the annual Form 5 for 1996 monthly exempt acquisitions of "phantom stock" made under the SRP after new S.E.C. rules became effective in August 1996 requiring the reporting of such acquisitions on the annual Form 5. Although the value of the hypothetical investment (the phantom stock) in DTE common stock was fully reported on the Summary Compensation Table and will be paid only in cash upon termination of employment, S.E.C. rules consider the phantom stock to be a "derivative security" which is subject to Form 5 reporting. The officers all relied on a determination by counsel that a report was not necessary but it has now been determined that a report was, in fact, required. Mr. Leipprandt failed to file five reports on Form 4 from July 1995 to October 1996 to report a total of eight shares acquired through a broker's reinvestment account.

SOLICITATION OF PROXIES

The Company paid $8,500 plus out-of-pocket expenses to Morrow & Co., Inc. to help distribute proxy materials and solicit votes. DTE will pay the cost to solicit proxies, which will be done mainly by mail. Directors, officers and employees of DTE and its affiliates may solicit proxies either personally or by telephone or electronic or facsimile transmission.

--------------------------------------------------------------------------------

                                   IMPORTANT

The interest and cooperation of all shareholders in the affairs of DTE are considered to be of the greatest importance by your management. Even though you expect to attend the annual meeting, it is urgently requested that, whether your share holdings are large or small, you promptly fill in, date, sign and return the enclosed proxy card in the envelope provided. If you will do so now, the Company will be saved the expense of follow-up notices.
--------------------------------------------------------------------------------

                                      MAP

                           [DTE ENERGY LETTERHEAD]


March 27, 1998

Dear Savings & Investment Plan Participant:

As a participant in The Detroit Edison Company's Savings & Investment Plan, you own shares of DTE Energy Common Stock. As in the past, you are entitled to direct Fidelity Management Trust Company to vote on your behalf at the April 27 Annual Meeting of the DTE Energy Company Common Stock shareholders. Use the enclosed form to show how you would like Fidelity to vote.

Shareholders will be voting on three issues at the April meeting. They will be asked to elect four members to the Company's Board of Directors and ratify the appointment of Deloitte & Touche LLP as independent auditors for 1998. Shareholders will also be asked to vote on a shareholder proposal concerning the impact of deregulation on the nuclear plant.

By completing the voting form enclosed, you will be partcipating in an important decision-making process. If you do not complete the form, your shares will not be voted.

Please take the time to review the instructions provided, complete the form, and return it in the enclosed envelope.

Sincerely,

John E. Lobbia

Enclosure

I, as participant in The Detroit Edison Company Savings & Investment Plan, hereby direct Fidelity Management Trust Company as Trustee for the Plan to vote all of the shares of Common Stock of DTE Energy Company represented by my proportionate interest in the Trust at the Annual Meeting of Shareholders of the Company to be held on Monday, April 27, 1998, and at all adjournments thereof, upon the matters set forth below and upon such other matters as may come before the meeting.


                                                                  ------------------------------------------------------------------
1. Election of Directors                                                                            *For      Withheld
                                                                   1. Election of Directors          [ ]        [ ]
                                                                  ------------------------------------------------------------------
        Terence E. Adderley     Anthony F. Earley, Jr.                                               For      Against      Abstain
        Allan D. Gilmour        Theodore S. Leipprandt             2. Independent Auditors           [ ]        [ ]          [ ]
                                                                  ==================================================================
-------------------------------------------------------------      3. Shareholder Proposal: Impact   For      Against      Abstain
*TO WITHHOLD AUTHORITY FROM ANY NOMINEE(S), WRITE THE NAME(S)         of Deregulation on Nuclear
                                                                      Plant                          [ ]        [ ]          [ ]
ABOVE:                                                            ==================================================================


                                                 CONFIDENTIAL VOTING INSTRUCTIONS
                                          TO FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE
                                   UNDER THE DETROIT EDISON COMPANY SAVINGS AND INVESTMENT PLANS


This voting instruction form is sent on behalf of the Board of Directors of DTE Energy Company. Please complete this form on the reverse side, sign your name exactly as it appears below, and return it in the enclosed envelope.
If you sign and return this form by April 21, 1998, the shares will be voted as you direct.  If you sign and return this form, but do not give voting directions, the shares credited to your account will be voted FOR proposals 1 and 2 and AGAINST proposal 3.  If this form is not signed and returned, or if this form is not received by April 21, 1998, the shares credited to your account will not be voted.
ONLY THE TRUSTEE CAN VOTE YOUR SHARES, AND THE TRUSTEE ONLY VOTES SHARES FOR WHICH THE TRUSTEE HAS RECEIVED VOTING INSTRUCTIONS.
YOUR SHARES CANNOT BE VOTED IN PERSON AT THE ANNUAL MEETING.  HOW YOU VOTE THESE SHARES IS CONFIDENTIAL.  THE TRUSTEE WILL NOT
DISCLOSE HOW YOU HAVE INSTRUCTED THE TRUSTEE TO VOTE.



                                                                        Dated:
                                                                              ---------------------------------------------------

                                                                        ----------------------------------------------------------
                                                                        Signature

                                                                        Pleae sign exactly as name appears hereon.  When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such.


                                                       [DTE LOGO]


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROXY By signing on the other side, I (we) appoint David Bing, Eugene A. Miller, Dean E. Richardson, and any of them, as proxies to vote my
          (our) shares of Common Stock at the Annual Meeting of Shareholders to be held on Monday, April 27, 1998, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may come before the meeting.

If you sign and return this proxy, the shares will be voted as directed. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3. If the proxy is not signed and returned, the shares cannot be voted for you.





                      RECORD VOTE AND SIGN ON REVERSE SIDE

PROXY

Election of Directors: Nominees are
Terence E. Adderley, Anthony F.            Your Board of Directors recommends a vote FOR Proposals 1 & 2.
Earley, Jr., Allan D. Gilmour              ==============================================================
and Theodore S. Leipprandt.
                                                                              *For     Withheld
------------------------------------       1.  Election of Directors           [ ]       [ ]
*To withhold vote from any                 --------------------------------------------------------------
 Nominee(s), write the name(s) here:
                                                                              *For     Against    Abstain
                                           2. Independent Auditors             [ ]       [ ]        [ ]
H                                          --------------------------------------------------------------

                                           Your Board of Directors recommends a vote AGAINST Proposal 3.
                                           ==============================================================

                                                                              *For     Against    Abstain
                                           3.Shareholder Proposal - Impact     [ ]       [ ]        [ ]

                                           of Deregulation on Nuclear Plant
                                           =============================================================

                                          The signature(s) below should
                                          correspond exactly with the name(s) as
                                          shown on the left. Where stock is
                                          registered jointly in the names of two
                                          or more persons, ALL should sign. When
                                          signing as Attorney, Executor,
                                          Administrator, Trustee, Guardian, or
                                          as Corporate Officer on behalf of a
                                          Corporation, please give full title as
                                          such.



                                          --------------------------------------------------------------


                                          --------------------------------------------------------------
                                          Signature(s)                                Date
